[letterhead of Arthur Andersen LLP]


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this Form 10-KSB/A Amendment No. 1 of our report dated July 31, 1996. It should be noted that we have not audited any financial statements of PALATIN TECHNOLOGIES, INC. AND SUBSIDIARIES subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.


                                                  /s/ Arthur Andersen LLP



Albuquerque, New Mexico
July 15, 1997